Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Parlex Corporation on Form S-8 of our report dated September 27, 2001, appearing in the Annual Report on Form 10-K of Parlex Corporation for the year ended June 30, 2001.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 3, 2002